SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as

          permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Under Rule 14a-12

NETSCOUT SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Not Applicable

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July 28, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of NetScout Systems, Inc. to be held at 11:00 a.m., local time, on Wednesday, September 14, 2005, at Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts.

At this Annual Meeting, you will be asked to elect two directors to a three-year term and to ratify the selection of the firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, as auditors for the fiscal year ending March 31, 2006.

Details regarding the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

If you are a stockholder of record, please sign, date and otherwise complete the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope whether or not you plan to attend the meeting. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone—please refer to your enclosed vote instruction form for instructions. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your vote in accordance with the foregoing. Your prompt cooperation will be greatly appreciated.

Very truly yours,

ANIL K. SINGHAL

President and Chief Executive Officer

NETSCOUT SYSTEMS, INC.

310 Littleton Road

Westford, MA 01886

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 14, 2005

To the Stockholders of NetScout Systems, Inc.:

The Annual Meeting of Stockholders of NetScout Systems, Inc., a Delaware corporation, will be held on Wednesday, September 14, 2005, at 11:00 a.m., local time, at Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, for the following purposes:

1. To elect two (2) Class III directors to serve for a three-year term or until their respective successors are elected and qualified.

2. To ratify the selection of the firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, as auditors for the fiscal year ending March 31, 2006.

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on July 18, 2005 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope whether or not you plan to attend the meeting. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone—please refer to your enclosed vote instruction form for instructions. If you attend the meeting, you may vote in person even if you have previously returned your vote in accordance with the foregoing.

By Order of the Board of Directors,

ANIL K. SINGHAL

President and Chief Executive Officer

Westford, Massachusetts

July 28, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, YOU MAY BE ELIGIBLE TO VOTE ELECTRONICALLY OR BY TELEPHONE—PLEASE REFER TO YOUR ENCLOSED VOTE INSTRUCTION FORM FOR INSTRUCTIONS.

NETSCOUT SYSTEMS, INC.

310 Littleton Road

Westford, MA 01886

PROXY STATEMENT

July 28, 2005

General

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of NetScout Systems, Inc., a Delaware corporation (the “Corporation”), for use at the Annual Meeting of Stockholders to be held on Wednesday, September 14, 2005, at 11:00 a.m., local time, at Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, or at any adjournments thereof (the “Meeting”). An Annual Report to Stockholders containing financial statements for the fiscal year ended March 31, 2005 is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Meeting. This Proxy Statement and the form of proxy were first mailed to stockholders on or about July 28, 2005.

The purpose of the Meeting is to elect two Class III directors to the Corporation’s Board of Directors and to ratify the selection of the firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, as auditors for the fiscal year ending March 31, 2006.

Record Date and Voting Securities

Only stockholders of record at the close of business on July 18, 2005 (the “Record Date”) will be entitled to receive notice of and to vote at the Meeting. As of that date, 30,965,007 shares of common stock of the Corporation were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote whether or not they plan to attend the Meeting by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose. If a stockholder’s shares are held in a bank or brokerage account, such stockholder may be eligible to vote electronically or by telephone—such stockholder should refer to the enclosed form for instructions. If a stockholder attends the Meeting, such stockholder may vote in person even if such stockholder has previously returned his or her vote in accordance with the foregoing.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Corporation, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy submitted previously; (ii) duly completing a later-dated proxy, including a proxy completed electronically or by telephone, relating to the same shares and delivering it to the Secretary of the Corporation before the taking of the vote at the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886, Attention: Secretary, at or before the taking of the vote at the Meeting.

Quorum and Voting

The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Meeting shall be elected as directors. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Corporation’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker “non-votes” are not so included.

The persons named as attorneys-in-fact in the proxies, Anil K. Singhal, Narendra V. Popat and David P. Sommers, were selected by the Board of Directors and are officers of the Corporation. All properly executed proxies returned in time to be counted at the Meeting will be voted. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the nominees to the Board of Directors and FOR ratifying the selection of PricewaterhouseCoopers LLP, independent registered public accounting firm, as auditors for the fiscal year ending March 31, 2006.

The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

As of the Record Date, the size of the Board of Directors was fixed at seven members. The Corporation’s by-laws and its certificate of incorporation divide the Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms. Messrs. Popat and Hadzima are the Class III directors whose terms expire at this Annual Meeting of Stockholders and are nominees for re-election as directors of the Corporation. The Board of Directors is also composed of (i) three Class I directors (Messrs. DeMarines, Mullarkey and Schiciano), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2006, and (ii) two Class II directors (Messrs. Singhal and Egan), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2007.

The Board of Directors has nominated and recommended that Messrs. Popat and Hadzima, who are currently members of the Board of Directors, be re-elected as Class III directors, to hold office until the Annual Meeting of Stockholders to be held in the year 2008 or until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors knows of no reason why the nominees would be unable or unwilling to serve, but if either should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE NOMINEES LISTED BELOW

The following table sets forth the nominees to be elected at the Meeting and, for each director in office as of the Record Date whose term of office will extend beyond the Meeting, the year such nominee or director was first elected a director, the positions currently held by the nominee and each director with the Corporation, the year each nominee’s or director’s term will expire and class of director of each nominee and each director:

Nominee’s or Director’s Name and Year First Became a Director	Position(s) with the Corporation	Year Term Will Expire	Class of Director
Nominees:
Narendra V. Popat 1984	Chairman of the Board and Secretary	2005	III
Joseph G. Hadzima, Jr. 1998	Director	2005	III
Continuing Directors:
Victor A. DeMarines 2004	Director	2006	I
Vincent J. Mullarkey 2000	Director	2006	I
Kenneth T. Schiciano 1999	Director	2006	I
Anil K. Singhal 1984	President, Chief Executive Officer, Treasurer and Director	2007	II
John R. Egan 2000	Director	2007	II

PROPOSAL 2

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, to serve as auditors for the fiscal year ending March 31, 2006. PricewaterhouseCoopers LLP has served as the Corporation’s accountants since 1993. It is expected that a member of the firm of PricewaterhouseCoopers LLP will be present at the Meeting with an opportunity to make a statement if so desired and will be available to respond to appropriate questions from the Corporation’s stockholders. The ratification of this selection is not required under the laws of the State of Delaware, where the Corporation is incorporated, but the results of this vote will be considered by the Audit Committee of the Board of Directors in selecting auditors for future fiscal years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THIS SELECTION OF AUDITORS

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the director nominees to be elected at the Meeting, the directors and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.

Name	Age	Position(s)
Anil K. Singhal	51	President, Chief Executive Officer, Treasurer and Director
Narendra V. Popat	56	Chairman of the Board and Secretary
David P. Sommers	58	Senior Vice President, General Operations and Chief Financial Officer
John W. Downing	47	Vice President, Worldwide Sales Operations
Lisa A. Fiorentino	39	Vice President, Finance and Administration and Chief Accounting Officer
Michael Szabados	53	Senior Vice President, Product Operations
Victor A. DeMarines	68	Director
John R. Egan	47	Director
Joseph G. Hadzima, Jr.	53	Director
Vincent J. Mullarkey	57	Director
Kenneth T. Schiciano	42	Director

Anil K. Singhal co-founded the Corporation in June 1984 and has served as the Corporation’s President, Chief Executive Officer, Treasurer and Director since January 2001. Prior to this, Mr. Singhal had served as Chairman of the Board, Chief Executive Officer and Treasurer from July 1993 to December 2000. Mr. Singhal has served as a director of the Corporation since its inception.

Narendra V. Popat co-founded the Corporation in June 1984 and has served as the Corporation’s Chairman of the Board and Secretary since January 2001. Prior to this, Mr. Popat had served as President, Chief Operating Officer and Secretary from July 1993 to December 2000. Mr. Popat has served as a director of the Corporation since its inception.

David P. Sommers has served as the Corporation’s Senior Vice President, General Operations and Chief Financial Officer since January 2001. Prior to this, Mr. Sommers served as the Corporation’s Vice President and Chief Financial Officer from April 2000 to December 2000.

John W. Downing has served as the Corporation’s Vice President, Worldwide Sales Operations since September 2000, when he joined the Corporation. Prior to joining the Corporation, he was Vice President, Worldwide Sales at GenRad Corporation, a manufacturer of electronic testing equipment and production solutions, from April 1998 until September 2000.

Lisa A. Fiorentino has served as the Corporation’s Vice President, Finance and Administration since January 2001. In January 2002, Ms. Fiorentino was also appointed to the position of Chief Accounting Officer. Ms. Fiorentino joined the Corporation in August 1995 and served as Vice President, Finance from January 2000 until December 2000.

Michael Szabados has served as the Corporation’s Senior Vice President, Product Operations since January 2001. Mr. Szabados joined the Corporation in August 1997 and served as Vice President, Marketing from August 1997 to December 2000.

Victor A. DeMarines has been a director of the Corporation since June 2004. From 1962 until his retirement in 2000, Mr. DeMarines was the President and Chief Executive Officer of MITRE Corporation, a not-for-profit organization that manages Federally Funded Research and Development Centers for the Department of Defense, Federal Aviation Administration and Internal Revenue Service. Mr. DeMarines continues to serve as a member of the Board of Trustees and of the Executive Committee and as Chairman of the Technology Committee of MITRE Corporation. Since 2002, he has been a member of the Board of Directors and the Stock Option Committee and the Chairman of the Audit Committee of Verint Systems Inc., a publicly-held provider of systems for security applications and enterprise business intelligence.

John R. Egan has been a director of the Corporation since October 2000. Mr. Egan is a founding managing partner of Egan-Managed Capital, a Boston-based venture capital fund specializing in New England, information technology, and early-stage investments, which began in the fall of 1996. Since 1992, he has been a member of the Board of Directors at EMC Corporation, a publicly-held provider of computer storage systems and software.

Joseph G. Hadzima, Jr. has been a director of the Corporation since July 1998. Mr. Hadzima has been a Managing Director of Main Street Partners, LLC, a venture capital investing and technology commercialization company, since April 1998. Since June 1996, he has also served as Of Counsel at Sullivan & Worcester LLP, a law firm where he was a partner from October 1987 to June 1996. Mr. Hadzima is also a Senior Lecturer at MIT Sloan School of Management.

Vincent J. Mullarkey has been a director of the Corporation since November 2000. Since May 2005, he has been a member of the Board of Directors and the Chairman of the Audit Committee of webMethods. Mr. Mullarkey was the Senior Vice President, Finance and Chief Financial Officer of Digital Equipment Corporation from 1994 until his retirement in September 1998. Since leaving Digital Equipment Corporation, Mr. Mullarkey has also been involved with several companies in the real estate industry.

Kenneth T. Schiciano has been a director of the Corporation since January 1999. Mr. Schiciano has been a Managing Director of TA Associates, Inc., a venture capital firm, since December 1999.

There are no family relationships among any of the Corporation’s executive officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Corporation’s common stock as of the Record Date by (i) each beneficial owner of more than 5% of the Corporation’s common stock, (ii) each executive officer named in the Summary Compensation Table, (iii) each director, and (iv) all executive officers and directors as a group.

Unless otherwise noted, the address of each person listed on the table is c/o NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886, and each person has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by spouses under applicable law or as unless otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). Shares of common stock issuable by the Corporation to a person or entity named below pursuant to options which may be exercised within 60 days of the Record Date are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person or entity. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Anil K. Singhal(1)	2,932,779	9.5%
Narendra V. Popat(2)	2,321,732	7.5%
David P. Sommers(3)	272,584	*
Michael Szabados(4)	242,938	*
John W. Downing(5)	156,250	*
Victor A. DeMarines(6)	10,000	*
John R. Egan(7)	40,000	*
Joseph G. Hadzima, Jr.(8)	179,372	*
Kenneth T. Schiciano(9)	59,924	*
Vincent J. Mullarkey(10)	60,000	*
TA Entities(11) c/o TA Associates, Inc. 125 High Street Boston, MA 02110	4,427,015	14.3%
Brown Capital Management, Inc.(12) 1201 N. Calvert Street Baltimore, MD 21202	4,448,445	14.4%
Abha Singhal(13)	2,044,552	6.6%
Jyoti Popat(14)	2,091,308	6.8%
Kern Capital Management, LLC(15) 114 West 47th Street Suite 1926 New York, NY 10036	3,227,900	10.4%
All executive officers and directors as a group (11 persons)(16)	6,381,836	20.0%

*	Less than 1% of the outstanding common stock.
(1)	Includes an aggregate of 457,233 shares held in trust for the benefit of Mr. Singhal’s children; Mr. Singhal is one of two trustees of each such trust. Includes 340,000 shares held by a family limited partnership, of which Mr. Singhal and his spouse are the general partners, and trusts for the benefit of their children are the limited partners. Does not include 1,704,552 shares held by a trust of which Mr. Singhal’s spouse is deemed to be the beneficial owner and 486,420 shares held in a grantor retained annuity trust for the benefit of Mr. Singhal’s spouse.

(2)	Includes an aggregate of 333,717 shares held in trust for the benefit of Mr. Popat’s children; Mr. Popat is one of two trustees of each such trust. Includes 340,000 shares held by a family limited partnership, of which Mr. Popat and his spouse are the general partners, and trusts for the benefit of their children are the limited partners. Includes 149,480 shares held by the Hope Foundation USA—Investment Trust; Mr. Popat and his spouse are trustees of such trust. Does not include an aggregate of 136,056 shares held in trust for the benefit of Mr. Popat’s children; Mr. Popat’s spouse is one of two trustees of each such trust. Does not include 130,000 shares held by the Popat Family Trust. Does not include 1,465,772 shares held by a trust of which Mr. Popat’s spouse is deemed to be the beneficial owner and 916,171 shares held in a grantor retained annuity trust for the benefit of Mr. Popat’s spouse.
(3)	Includes 264,584 shares issuable upon the exercise of options exercisable within 60 days of July 18, 2005.
(4)	Includes 235,538 shares issuable upon the exercise of options exercisable within 60 days of July 18, 2005. Includes 1,900 shares owned by Mr. Szabados’ daughters. Mr. Szabados disclaims beneficial ownership of the shares held by his daughters.
(5)	Includes 141,250 shares issuable upon the exercise of options exercisable within 60 days of July 18, 2005.
(6)	Entirely comprised of shares issuable upon the exercise of options exercisable within 60 days of July 18, 2005.
(7)	Entirely comprised of shares issuable upon the exercise of options exercisable within 60 days of July 18, 2005.
(8)	Includes 100,000 shares issuable upon the exercise of options exercisable within 60 days of July 18, 2005. The shares deemed to be beneficially owned by Mr. Hadzima do not include an aggregate of 41,328 shares held in trust for the benefit of Mr. Hadzima’s children.
(9)	Includes 14,311 shares of TA Investors LLC and 3,354 shares of High Street Partners L.P. beneficially owned by Mr. Schiciano. Includes 5,613 shares held directly by Mr. Schiciano and 40,000 shares issuable upon the exercise of options exercisable within 60 days of July 18, 2005. Mr. Schiciano is a Managing Director of TA Associates, Inc. Mr. Schiciano disclaims beneficial ownership of the shares held by the TA Entities, except to the extent of his pecuniary interest therein.
(10)	Includes 40,000 shares issuable upon the exercise of options exercisable within 60 days of July 18, 2005.
(11)	Includes 3,343,002 shares held by TA/Advent VIII L.P.; 874,313 shares held by Advent Atlantic & Pacific III L.P.; 88,596 shares held by TA Executives Fund LLC; and 93,259 shares held by TA Investors LLC. TA/Advent VIII L.P., Advent Atlantic & Pacific III L.P., TA Executives Fund LLC and TA Investors LLC are part of an affiliated group of investment partnerships referred to, collectively, as the “TA Entities.” The general partner of TA/Advent VIII L.P. is TA Associates VIII LLC. The general partner of Advent Atlantic & Pacific III L.P. is TA Associates AAP III Partners L.P. TA Associates, Inc. is the general partner of TA Associates AAP III Partners L.P. and is the sole manager of TA Associates VIII LLC, TA Executives Fund LLC and TA Investors LLC. In such capacity, TA Associates, Inc., through an executive committee, exercises sole voting and investment power with respect to all shares held of record by the named investment partnerships; individually, no stockholder, director or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Also includes 1,008 shares held directly by TA Associates, Inc. and 26,837 shares held by High Street Partners L.P., a general partnership whose individual general partners have voting and investment power over the shares beneficially owned by such general partner.
(12)	Based solely on a Schedule 13G/A filed with the SEC on February 9, 2005.
(13)	Includes 340,000 shares held by a family limited partnership, of which Mrs. Singhal and her spouse are the general partners, and trusts for the benefit of their children are the limited partners. Does not include 486,420 shares held in a grantor retained annuity trust for the benefit of Mrs. Singhal. Does not include an aggregate of 2,135,546 shares held by trusts of which Mrs. Singhal’s spouse is deemed to be the beneficial owner. Does not include an aggregate of 457,233 shares held in trust for the benefit of Mrs. Singhal’s children; Mrs. Singhal’s spouse is one of two trustees of each such trust.
(14)

Includes 340,000 shares held by a family limited partnership, of which Mrs. Popat and her spouse are the general partners, and trusts for the benefit of their children are the limited partners. Includes 136,056 shares held in trust for the benefit of Mrs. Popat’s children; Mrs. Popat is a trustee of each such trust. Includes 149,480 shares held by the Hope Foundation USA—Investment Trust; Mrs. Popat and her spouse are trustees of such trust. Does not include an aggregate of 916,171 shares held in a grantor retained annuity trust for the benefit of Mrs. Popat. Does not include 130,000 shares held by the Popat Family Trust. Does not include 1,498,535 shares held by a trust of which Mrs. Popat’s spouse is deemed the beneficial owner. Does not include an aggregate of 333,717 shares held in trust for the benefit of Mrs. Popat’s children; Mrs. Popat’s spouse a trustee of each such trust.

(15)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2005.
(16)	Includes an aggregate of 971,935 shares issuable upon exercise of options exercisable within 60 days of July 18, 2005.

CORPORATE GOVERNANCE

Independence of Members of the Board of Directors

The Board of Directors has determined that each of Messrs. DeMarines, Egan, Hadzima, Mullarkey and Schiciano is independent within the meaning of the Corporation’s director independence standards and the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Furthermore, the Board of Directors has determined that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively, of the Board of Directors is independent within the meaning of the Corporation’s, Nasdaq’s and the SEC’s independence standards, as applicable.

Executive Sessions of Independent Directors

Executive sessions of the independent members of the Board of Directors are held following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any directors who are not independent within the meaning of the Corporation’s and Nasdaq’s director independence standards, and the Lead Independent Director, currently Mr. Egan, is responsible for chairing the executive sessions.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of Board members in the context of the needs of the business and current make-up of the Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•	Directors must be individuals of the highest ethical character and integrity and share the values of the Corporation as reflected in the Corporation’s Code of Business Conduct;

•	Directors must have reputations, both personal and professional, consistent with the image and reputation of the Corporation;

•	Directors must be free of conflicts of interest that would interfere with the proper performance of the responsibilities of a director;

•	Directors must have the ability to exercise sound business judgment;

•	Directors must be willing and able to devote sufficient time to the affairs of the Corporation and be diligent in fulfilling the responsibilities of a director and/or committee member, as the case may be;

•	Directors must have substantial business or professional experience and expertise and be able to offer meaningful and practical advice and guidance to the Corporation’s management based on that experience and expertise; and

•	Directors must have a commitment to enhancing stockholder value.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as:

•	An understanding of and experience in the network performance management solutions market, the market for networking solutions generally and related accounting, legal, finance, product, sales and/or marketing matters;

•	Experience on other public or private company boards, unless a director otherwise provides complementary capabilities or qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission; and

•	Leadership experience with public companies or other major organizations.

Board members are expected to prepare for, attend and participate in Board meetings and meetings of committees on which they serve. In addition, directors must stay abreast of the Corporation’s business and markets.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for nominating persons for election as directors of the Corporation. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate in light of the criteria set forth above or established by the Nominating and Corporate Governance Committee from time to time, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director candidates who are recommended by stockholders of the Corporation. Stockholders, in submitting recommendations for director candidates to the Nominating and Corporate Governance Committee, shall adhere to the following procedures:

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s Annual Meeting of Stockholders.

Such recommendation for nomination must be in writing and include the following information:

•	Name and address of the stockholder making the recommendation, as they appear on the Corporation’s books and records, and of such record holder’s beneficial owner;

•	Number of shares of capital stock of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner;

•	Name of the individual recommended for consideration as a director nominee;

•	All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected); and

•	A written statement from the stockholder making the recommendation stating why such recommended candidate meets the Corporation’s criteria and would be able to fulfill the duties of a director.

Nominations must be sent to the attention of the Director, Investor Relations of the Corporation by one of the three methods listed below:

(1) By U.S. mail (including courier or other expedited delivery service):

NetScout Systems, Inc.

310 Littleton Road

Westford, MA 01886

Attn: Director, Investor Relations

(2) By facsimile:

(978) 614-4004

Attn: Director, Investor Relations

(3) By email:

ir@netscout.com

The Director, Investor Relations of the Corporation will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement to being considered as a director for nomination to the Corporation’s Board of Directors, a candidate will need to satisfy the following minimum requirements:

•	A candidate must undergo a comprehensive private investigation background check from a qualified company of the Corporation’s choosing; and

•	A candidate must complete a detailed questionnaire regarding their experience, background and independence.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has satisfied the minimum requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Security Holder Communications with the Board of Directors

The Board of Directors provides to every stockholder the ability to communicate with the Board of Directors as a whole and with individual directors through an established process for security holder communication (as that term is defined by the rules of the SEC) as follows:

For communications directed to the Board of Directors as a whole, stockholders may send such communications to the attention of the Chairman of the Board via one of the three methods listed below:

(1) By U.S. mail (including courier or other expedited delivery service):

NetScout Systems, Inc.

310 Littleton Road

Westford, MA 01886

Attn: Chairman of the Board, c/o Director, Investor Relations

(2) By facsimile:

(978) 614-4004

Attn: Chairman of the Board, c/o Director, Investor Relations

(3) By email:

ir@netscout.com

For stockholder communications directed to an individual director in his or her capacity as a member of the Board of Directors, stockholders may send such communications to the attention of the individual director via one of the three methods listed below:

(1) By U.S. mail (including courier or other expedited delivery service):

NetScout Systems, Inc.

310 Littleton Road

Westford, MA 01886

Attn: [Individual Director], c/o Director, Investor Relations

(2) By facsimile:

(978) 614-4004

Attn: [Individual Director], c/o Director, Investor Relations

(3) By email:

ir@netscout.com

The Corporation will forward any such stockholder communications to the Chairman of the Board, as a representative of the Board of Directors, and/or to the director to whom the communication is addressed, on a periodic basis. The Corporation will forward such communications by certified U.S. mail to an address specified by each director and the Chairman of the Board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Corporation’s policy is that one of the regularly scheduled in-person meetings of the Board of Directors shall be scheduled on the same day as the Corporation’s annual meeting of stockholders, and all directors are encouraged to attend the Corporation’s annual meeting of stockholders. All members of the Board of Directors attended the Annual Meeting of Stockholders held on September 15, 2004.

Code of Ethics

The Corporation has adopted a “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which applies to all of the employees, officers and directors of the Corporation and its subsidiaries, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the Corporate Governance section of the Corporation’s website at http://www.netscout.com/investors/. The Corporation intends to disclose amendments to or waivers from provisions of the Code of Business Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website, available at http://www.netscout.com/investors/.

For more corporate governance information, you are invited to access the Corporate Governance section of the Corporation’s website, available at http://www.netscout.com/investors/. Contents of the Corporation’s website are not part of, or incorporated by reference into, this Proxy Statement.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The Board of Directors met 8 times during the fiscal year ended March 31, 2005. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which they served during fiscal year 2005. The Board of Directors has standing Audit, Compensation, Nominating and Corporate Governance and Stock Option Committees.

Audit Committee

The Audit Committee of the Board of Directors, of which Messrs. DeMarines, Egan, Hadzima and Mullarkey are currently the only members, is responsible for (1) reviewing and overseeing (i) the financial reports provided by the Corporation to the SEC, the Corporation’s stockholders or to the general public and (ii) the Corporation’s accounting policies, internal accounting controls, internal controls over financial reporting, auditing functions and financial reporting practices; (2) ensuring the independence of the independent auditor and thereby furthering the integrity of the Corporation’s financial reporting; and (3) establishing procedures designed to facilitate (i) the receipt, retention and handling of complaints regarding disclosure controls and procedures, internal controls over financial reporting and accounting, internal accounting control or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of the Corporation of concerns regarding questionable accounting or auditing matters. A current copy of the Audit Committee Charter is attached to this Proxy Statement as Annex A. The Audit Committee met 8 times during the fiscal year ended March 31, 2005. Mr. Mullarkey serves as the Chairman of the Audit Committee and qualifies as an “audit committee financial expert” under the rules of the SEC. The Board of Directors has determined that each member of the Audit Committee, including Mr. Mullarkey, is independent within the meaning of the Corporation’s and Nasdaq’s director independence standards and the SEC’s heightened director independence standards for audit committee members.

Compensation Committee

The Compensation Committee, of which Messrs. Egan and Hadzima are currently the only members, is responsible for discharging the responsibilities of the Board of Directors relating to the compensation of the Corporation’s executives, administering the Corporation’s incentive compensation and stock plans, reviewing and making recommendations with respect to the Corporation’s benefit plans and human resource activities and producing an annual report on executive compensation for inclusion in the Corporation’s proxy statement in accordance with applicable rules and regulations. A current copy of the Compensation Committee Charter is available at the Corporate Governance section of the Corporation’s website at http://www.netscout.com/investors/. The Compensation Committee met 4 times during the fiscal year ended March 31, 2005. Mr. Hadzima serves as the Chairman of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the Corporation’s and Nasdaq’s director independence standards.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors, of which Messrs. Egan and Hadzima are currently the only members, is responsible for identifying individuals qualified to become members of the Board of Directors and recommending to the Board of Directors the director nominees for election and monitoring compliance with and periodically reviewing the Corporation’s Code of Business Conduct and Corporate Governance Guidelines. The Nominating and Corporate Governance Committee may also, in its discretion, consider nominees recommended by stockholders of the Corporation. A current copy of the Nominating and Corporate Governance Committee Charter is available at the Corporate Governance section of the Corporation’s website at http://www.netscout.com/investors/. The Nominating and Corporate Governance

Committee met one time during the fiscal year ended March 31, 2005. Mr. Egan serves as the Chairman of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the Corporation’s and Nasdaq’s director independence standards.

Stock Option Committee

The Stock Option Committee of the Board of Directors, of which Mr. Singhal is currently the only member, is responsible for granting stock options and equity award under the Corporation’s equity incentive plans to employees and consultants of the Corporation who are not executive officers or directors of the Corporation and to generally exercise rights similar to those held by the Compensation Committee with respect to those grants. The Stock Option Committee operates under guidelines established by the Board of Directors and reports all options granted at each regularly scheduled meeting of the Board of Directors. The Stock Option Committee took action by written consent 12 times during the fiscal year ended March 31, 2005.

Report of Audit Committee of the Board of Directors

This report is submitted by the Audit Committee of the Board of Directors, which reviews with the Corporation’s independent auditors and management the annual financial statements and independent auditors’ opinion, reviews the results of the audit of the Corporation’s annual financial statements by the independent auditors, evaluates the effectiveness of the independent auditors, recommends the retention of the independent auditors to the Board of Directors and reviews the Corporation’s accounting policies and internal accounting and financial controls. The Audit Committee of the Board of Directors is currently comprised of Messrs. DeMarines, Egan, Hadzima and Mullarkey, four non-employee directors of the Corporation, and each is independent within the meaning of the Corporation’s and Nasdaq’s director independence standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is attached to this Proxy Statement as Annex A.

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including disclosure controls and procedures and internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Corporation’s Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the implementation of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and reviewed the Corporation’s disclosure controls and procedures and internal control over financial reporting, including management’s assessment of the effectiveness of its internal control over financial reporting.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation’s implementation of accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Corporation, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of any non-audit services with the auditors’ independence and the auditors’ opinion on management’s assessment of its internal control over financial reporting and.

The Audit Committee discussed with the Corporation’s management and independent auditors the overall plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s disclosure controls and procedures and internal control over financial reporting, and the overall quality of the Corporation’s financial reporting. The Audit Committee held 8 meetings during fiscal year 2005.

The Audit Committee has reviewed the audited financial statements of the Corporation at March 31, 2005 and for each of the two prior years ended March 31, and has discussed them with both management and PricewaterhouseCoopers LLP, the Corporation’s independent registered public accounting firm. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with PricewaterhouseCoopers LLP that firm’s independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005.

Respectfully submitted by the Audit Committee

Vincent J. Mullarkey, Chairman

Victor A. DeMarines

John R. Egan

Joseph G. Hadzima, Jr.

COMPENSATION AND OTHER INFORMATION

CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation Summary

The following summary compensation table sets forth the total compensation paid or accrued for the fiscal years ended March 31, 2005, 2004 and 2003 to (i) the Chief Executive Officer of the Corporation during the fiscal year ended March 31, 2005 and (ii) each of the four other most highly compensated executive officers of the Corporation during the fiscal year ended March 31, 2005. The Chief Executive Officer and the four other most highly compensated executive officers of the Corporation listed below are collectively referred to below as the “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Long-Term Compensation Securities Underlying Options (#)	All Other Compensation ($)
Anil K. Singhal President, Chief Executive Officer, Director and Treasurer	2005 2004 2003	250,000 250,000 250,000	112,750 — —	— — —	34,690 35,294 42,043

Narendra V. Popat Chairman of the Board and Secretary	2005 2004 2003	250,000 250,000 250,000	112,750 — —	— — —	33,543 36,364 33,037

David P. Sommers Senior Vice President, General Operations and Chief Financial Officer	2005 2004 2003	210,000 210,000 205,769	57,600 — —	— 275,000 25,000	5,908 6,000 6,000

Michael Szabados Senior Vice President, Product Operations	2005 2004 2003	210,000 210,000 205,769	65,000 — —	— — 50,000	5,088 1,696 6,000

John W. Downing Vice President, Worldwide Sales Operations	2005 2004 2003	320,159 293,968 290,675	— — —	— 145,000 —	6,366 5,959 6,055

The information presented for Mr. Downing under the “Salary ($)” column consists of (i) a Base Salary of $158,846, $177,885 and $200,000 and (ii) a Sales Commission of $161,313, $116,083 and $90,675 for the years ended March 31, 2005, 2004 and 2003, respectively.

Pursuant to the option exchange program further described below, Mr. Sommers accepted the Corporation’s offer to exchange all of his outstanding stock option grants with an exercise price of at least $10.00 per share and tendered such options in exchange for new options granted under the Corporation’s 1999 Stock Option and Incentive Plan, resulting in the cancellation of options granted in 2001.

Pursuant to the option exchange program further described below, Mr. Downing accepted the Corporation’s offer to exchange all of his outstanding stock option grants with an exercise price of at least $10.00 per share and tendered such options in exchange for new options granted under the Corporation’s 1999 Stock Option and Incentive Plan, resulting in the cancellation of options granted in 2001.

All Other Compensation for Mr. Singhal was comprised of the following categories: contributions to a defined contribution plan of $5,909, $6,000 and $6,000 for the years ended March 31, 2005, 2004 and 2003, respectively; tax consulting reimbursement of $19,700, $19,138 and $25,986 for the years ended March 31, 2005, 2004 and 2003, respectively; and other miscellaneous taxable benefits of $9,081, $10,156 and $10,057 for the years ended March 31, 2005, 2004 and 2003, respectively.

All Other Compensation for Mr. Popat was comprised of the following categories: contributions to a defined contribution plan of $5,862, $6,000 and $6,000 for the years ended March 31, 2005, 2004 and 2003, respectively; tax consulting reimbursement of $19,700, $19,138 and $19,138 for the years ended March 31, 2005, 2004 and 2003, respectively; and other miscellaneous taxable benefits of $7,981, $11,226 and $7,899 for the years ended March 31, 2005, 2004 and 2003, respectively.

All Other Compensation for the other Named Executive Officers consisted solely of contributions to a defined contribution plan.

Option Grants in Last Fiscal Year

The Corporation did not make any option grants during the fiscal year ended March 31, 2005 to any of its Named Executive Officers pursuant to the Corporation’s 1999 Stock Option and Incentive Plan.

Year-End Option Table

The following table sets forth information regarding exercisable and unexercisable stock options held as of March 31, 2005 by each of the Named Executive Officers. The value realized upon exercise of stock options is calculated by determining the difference between the exercise price per share and the fair market value on the date of exercise. The value of unexercised in-the-money options has been calculated by multiplying the number of shares underlying the option by the difference between the exercise price per share payable upon exercise of such options and the fair market value at March 31, 2005 of $4.45 per share. As previously disclosed in a Current Report on Form 8-K, in May 2005, the Company approved the acceleration of vesting of all stock options issued on or before December 31, 2004 that become exercisable on or after April 1, 2006, so that all of such options shall become fully exercisable on March 31, 2006.

Aggregated Option Exercises in Fiscal Year 2005 and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Anil K. Singhal	—	—	—	—	—	—
Narendra V. Popat	—	—	—	—	—	—
David P. Sommers	—	—	246,354	78,646	45,880	17,370
Michael Szabados	—	—	228,585	19,453	159,908	2,813
John W. Downing	—	—	128,438	56,562	19,766	8,984

Stock Plans

1990 Stock Option Plan. The 1990 Stock Option Plan was adopted by the Board of Directors and approved by the stockholders on October 4, 1990. In general, options granted pursuant to the 1990 Stock Option Plan are exercisable within ten years of the original grant date and become exercisable over a period of four years from a specific date; an additional 25% of unexercisable options shall become exercisable immediately prior to the closing of a merger, acquisition, business combination or similar transaction which results in the Corporation’s existing stockholders owning less than 50% of the Corporation’s equity securities or assets. Options are not assignable or transferable except by will or the laws of descent or distribution. The Corporation has a right of repurchase for shares issued upon the exercise of options under certain circumstances, including unauthorized transfers of shares and termination of the optionee’s relationship with the Corporation in certain situations. As of the Record Date, options to purchase an aggregate of 338,220 shares of common stock at a weighted average exercise price of $3.83 per share were outstanding under the 1990 Stock Option Plan. No additional option grants will be made under the 1990 Stock Option Plan.

1999 Stock Option and Incentive Plan. The Corporation’s 1999 Stock Option and Incentive Plan, as amended (the “1999 Stock Option Plan”), was adopted by the Board of Directors in April 1999 and was approved by the Corporation’s stockholders in June 1999. The 1999 Stock Option Plan provides for the grant of stock-based awards to the Corporation’s employees, officers and directors, consultants or advisors. Under the 1999 Stock Option Plan, the Corporation may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), options not intended to qualify as incentive stock options, restricted stock and other stock-based awards. Incentive stock options may be granted only to employees of the Corporation. A total of 4,500,000 shares of common stock were originally reserved for issuance under the 1999 Stock Option Plan. In September 2001, at the annual meeting of stockholders, an additional 5,000,000 shares were approved, for a total of 9,500,000 shares reserved for issuance under the 1999 Stock Option Plan. The maximum number of shares with respect to which awards may be granted to any employee under the 1999 Stock Option Plan shall not exceed 1,000,000 shares of common stock during any calendar year.

The 1999 Stock Option Plan is administered by the Compensation Committee. Subject to the provisions of the 1999 Stock Option Plan, the Compensation Committee has the authority to select the persons to whom awards are granted and to determine the terms of each award, including the number of shares of common stock subject to the award. Payment of the exercise price of an award may be made in cash or, if approved by the Compensation Committee, shares of common stock, a combination of cash and stock, a promissory note or by any other method approved by the Compensation Committee. Unless otherwise permitted by the Compensation Committee, awards are not assignable or transferable except by will or the laws of descent and distribution and, during the participant’s lifetime, may be exercised only by the participant.

The 1999 Stock Option Plan provides, subject to certain conditions, that upon an acquisition of the Corporation, 25% of each unvested portion of any awards will accelerate and become exercisable, with the remaining 75% of each unvested portion to continue vesting throughout the term of such awards.

The Compensation Committee may, in its sole discretion, amend, modify or terminate any award granted or made under the 1999 Stock Option Plan, so long as such amendment, modification or termination would not materially and adversely affect the participant. The Compensation Committee may also provide that any option shall become immediately exercisable, in full or in part, or that any restricted stock granted under the 1999 Stock Option Plan shall be free of some or all restrictions.

As of the Record Date, options to purchase an aggregate of 4,191,420 shares of common stock at an average exercise price of $6.24 per share were outstanding under the 1999 Stock Option Plan and the Corporation had granted restricted stock units representing 154,345 shares.

1999 Employee Stock Purchase Plan, as amended. The 1999 Employee Stock Purchase Plan, as amended (the “1999 Purchase Plan”) was adopted by the Board of Directors in April 1999 and was approved by our stockholders in June 1999. The plan was amended by the Board of Directors on January 17, 2001, July 18, 2001 and April 29, 2003. A total of 500,000 shares of common stock were originally reserved for issuance under the 1999 Purchase Plan. In September 2003, at the Annual Meeting of Stockholders, an additional 750,000 shares were approved, for a total of 1,250,000 shares reserved for issuance under the 1999 Purchase Plan.

The 1999 Purchase Plan is administered by the Compensation Committee. All employees of the Corporation whose customary employment is for more than 20 hours per week and for more than three months in any calendar year are eligible to participate in the 1999 Purchase Plan. Employees who would own 5% or more of the total combined voting power or value of the Corporation’s stock immediately after the grant of an option may not participate in the 1999 Purchase Plan. To participate in the 1999 Purchase Plan, an employee must authorize the Corporation to deduct an amount not less than 1% nor more than 10% of a participant’s total cash compensation from his or her pay during six-month payment periods. Payment periods consist of six-month periods commencing on May 1 and November 1 and ending on October 31 and April 30 of each calendar year, respectively. In no case shall an employee be entitled to purchase more than 1,000 shares in any one payment period. The exercise price for an option granted in each payment period is 85% of the lesser of the last reported sale price of the common stock on the first or last business day of the payment period, in either event rounded up to the nearest cent. If an employee is not a participant on the last day of the payment period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions will be refunded. Options granted under the 1999 Purchase Plan may not be transferred or assigned. An employee’s rights under the 1999 Purchase Plan terminate upon his or her voluntary withdrawal from the plan at any time or upon termination of employment. As of the Record Date, an aggregate of 710,033 shares of common stock were issued to date under the 1999 Purchase Plan. The Corporation expects to terminate the 1999 Purchase Plan as of October 31, 2005.

NextPoint Networks, Inc. Stock Incentive Plans. Upon the consummation of the Corporation’s acquisition of NextPoint Networks, Inc. (“NextPoint”), the Corporation assumed NextPoint’s 1997 Stock Incentive Plan and 2000 Stock Incentive Plan (collectively, the “NextPoint Plans”) and all outstanding options which had been issued pursuant to each plan. Options to purchase shares of NextPoint common stock were converted into options to purchase shares of the Corporation’s common stock. In general, options granted pursuant to the 1997 Stock Incentive Plan or the 2000 Stock Incentive Plan are not transferable or assignable except by will or the laws of descent and distribution. The 1997 Stock Incentive Plan provided that all outstanding options become immediately exercisable upon the consummation of the NextPoint acquisition. However, certain NextPoint option holders executed an agreement providing that (i) only 50% of such option holder’s options would become exercisable immediately following the acquisition and (ii) the remainder of the unexercisable options would become exercisable in equal quarterly amounts over the two years following the acquisition. Under the 2000 Stock Incentive Plan, options generally become exercisable over a four-year period from a specific date. As of the Record Date, options to purchase an aggregate of 65,019 shares of the Corporation’s common stock at a weighted average exercise price of $3.23 were outstanding under the 1997 Stock Incentive Plan and options to purchase an aggregate of 6,936 shares of the Corporation’s common stock at a weighted average exercise price of $8.83 were outstanding under the 2000 Stock Incentive Plan. No additional option grants will be made under the 1997 Stock Incentive Plan or the 2000 Stock Incentive Plan.

401(k) Plan

The Corporation maintains a 401(k) plan qualified under Section 401 of the Code. All of the Corporation’s employees who are at least 21 years of age are eligible to participate in the 401(k) plan. Under the 401(k) plan, a participant may contribute a maximum of 15% of his or her pre-tax salary, commissions and bonuses through payroll deductions, up to the statutorily prescribed annual limit, which was $13,000 (or $16,000 for individuals at least 50 years of age) in calendar year 2004, to the 401(k) plan. The percentage elected by more highly compensated participants may be required to be lower. At the discretion of the Board of Directors, the Corporation may make matching contributions to the 401(k) plan. During the plan year ended December 31, 2004, the Corporation matched $0.50 for each $1.00 of employee contributions up to 6% of compensation. In addition, at the discretion of the Board of Directors, the Corporation may make profit-sharing contributions to the 401(k) plan for all eligible employees. During the plan year ended December 31, 2004, the Corporation made no profit-sharing contributions to the 401(k) plan.

Employment Agreements

Anil K. Singhal and Narendra V. Popat entered into employment agreements with the Corporation on June 1, 1994, which were amended on January 14, 1999. Under the terms of these employment agreements as in effect prior to August 2004, each of Messrs. Singhal and Popat receive an annual base salary of at least $250,000 and a year-end non-discretionary bonus of at least $250,000. For the fiscal years ended March 31, 2003 and 2004, no year-end bonus was paid to either Messrs. Singhal or Popat, as both individuals agreed to waive any right or entitlement to the year-end bonuses. In August 2004, each of Mr. Singhal and Mrs. Popat amended his employment agreement with the Corporation to make any bonus payable discretionary based on performance and other objectives. For fiscal year 2005, Mr. Singhal and Mr. Popat received a year-end bonus of $112,750 and

$112,750, respectively. In the event that either Messrs. Singhal or Popat is terminated without cause, or either decides to terminate his own employment for “good reason,” each is entitled to receive severance benefits for three years as follows:

•	for the first twelve months following termination, the greater of $175,000 or base salary as of the date of termination; and

•	for each of the next two twelve-month periods, an amount equal to 120% of the amount received in the immediately preceding twelve months.

“Good reason” includes a change in executive responsibilities or a reduction in salary or benefits. Severance benefits will be discontinued if the executive secures alternative employment that is comparable as to position and pay. During any period in which Messrs. Singhal or Popat is entitled to receive severance benefits, he shall also continue to receive all other benefits under the employment agreements, including life insurance, medical insurance and reimbursement for company car expenses. Each of Messrs. Singhal and Popat are also entitled to reimbursement of job placement expenses of up to $25,000 plus related travel expenses. If either Messrs. Singhal or Popat is terminated with cause, he will not be entitled to any severance payments or other benefits except as required by law. Each employment agreement provides for a five-year term commencing June 1, 1994, with automatic one-year renewals.

Option Exchange Program

The following table sets forth information regarding options held by all executive officers of the Corporation that were exchanged pursuant to an option exchange program described below. The option exchange program was made available to all employees and officers of the Corporation who held options with an exercise price of at least $10.00 per share, other than the President and Chief Executive Officer and the Chairman of the Board of Directors. Participants in the program were also required to tender any options granted during the six months immediately prior to the commencement date of the offer to exchange. The Board of Directors implemented the option exchange program in order to restore the incentive value of such options.

10-Year Option Repricings

Name	Date	Number of Securities Underlying Options Repriced (#)	Market Price of Stock at Time of Repricing ($)	Exercise Price at Time of Repricing ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing
John W. Downing Vice President, Worldwide Sales Operations	6/13/03 6/13/03	100,000 25,000	$4.22 4.22	$23.13 16.75	$4.22 4.22	7 years, 3 months 7 years, 6 months

Lisa Fiorentino Chief Accounting Officer and Vice President, Finance and Administration	6/13/03 6/13/03 6/13/03	5,000 15,000 40,000	$4.22 4.22 4.22	$18.90 28.94 28.94	$4.22 4.22 4.22	5 years, 10 months 6 years, 7 months 6 years, 7 months

Michelle Flaherty Former Vice President, Human Resources	6/13/03 6/13/03	40,000 10,000	$4.22 4.22	$23.13 16.75	$4.22 4.22	7 years, 3 months 7 years, 6 months

Bruce Kelley, Jr. Vice President, Chief Technology Officer	6/13/03	80,000	$4.22	$17.00	$4.22	7 years, 1 month

David P. Sommers Chief Financial Officer and Senior Vice President, General Operations	6/13/03 6/13/03	250,000 25,000	$4.22 4.22	$13.44 4.30	$4.22 4.22	6 years, 10 months 9 years, 1 month

Report of the Board of Directors on the Option Exchange Program

On November 8, 2002, the Corporation offered to exchange (the “Exchange Offer”) outstanding option grants to purchase shares of its common stock with an exercise price of at least $10.00 per share (the “Eligible Option Grants”) granted under the 1999 Stock Option Plan or the NextPoint Networks, Inc. 2000 Stock Incentive Plan assumed by the Corporation in connection with the acquisition of NextPoint (the “2000 Plan”), for new options to be granted under the 1999 Stock Option Plan. Other than the President and Chief Executive Officer and the Chairman of the Board of Directors of the Corporation, all employees of the Corporation and its subsidiaries holding Eligible Option Grants were eligible to participate in the Exchange Offer. Directors and consultants of the Corporation were not eligible to participate in the Exchange Offer. On December 9, 2002, the Exchange Offer expired. Outstanding options to purchase 2,142,723 shares of common stock were accepted for exchange and cancelled.

The exercise price of all new options granted under the Exchange Offer was equal to the per share market price of the Corporation’s common stock as reported by Nasdaq at the close of trading on the date of grant. On June 13, 2003, the Corporation granted options to purchase 2,048,599 shares of common stock at an exercise price of $4.22 per share in accordance with the Exchange Offer.

The Corporation’s Board of Directors approved the offer to exchange for compensatory purposes and to motivate high levels of performance and provide an effective means of recognizing and incentivizing employee contributions to its success. Many of the Corporation’s outstanding options as of the time of the Exchange Offer had exercise prices significantly higher than the then-current price of its common stock. The Board of Directors believed that, at their original exercise prices, the disparity between the original exercise price of these options and recent market prices for the Corporation’s common stock did not provide meaningful incentives to employees holding these options. The Board of Directors approved the Exchange Offer to provide the Corporation’s employees with the benefit of holding options that over time may have a greater potential to increase in value, which it believes creates better performance and retention incentives for employees and thereby increases stockholder value, and is therefore deemed by the Board of Directors to be in the best interest of the Corporation and its stockholders.

Respectfully submitted by the Board of Directors

Narendra V. Popat, Chairman

Anil K. Singhal

Victor A. DeMarines

John R. Egan

Joseph G. Hadzima, Jr.

Vincent J. Mullarkey

Kenneth T. Schiciano

Transactions with Management and Others

NetScout Systems India Pvt. Ltd. and Frontier Software Development (India) Pvt. Ltd. entered into a Lease and License Agreement on March 15, 2001, pursuant to which NetScout Systems India Pvt. Ltd. leased office space owned by Frontier Software Development (India) Pvt. Ltd. That agreement was terminated on October 15, 2003, when NetScout Systems India Pvt. Ltd. moved into a new location. NetScout Systems India Pvt. Ltd. made monthly payments of approximately $1,500 per month to Frontier Software Development (India) Pvt. Ltd. through July 2003. Anil K. Singhal, the Corporation’s President and Chief Executive Officer and a member of the Corporation’s Board of Directors, and Narendra V. Popat, the Corporation’s Chairman of the Board, each own 33 1/3% of Frontier Software Development (India) Pvt. Ltd.

The Corporation believes that the transaction described above was made on terms no less favorable to it than would have been obtained from unaffiliated third parties. All future transactions, if any, with our executive officers, directors and affiliates will be on terms no less favorable to us than could be obtained from unrelated third parties and will be approved by a majority of the Board of Directors and by a majority of the disinterested members of the Board of Directors.

Report of Compensation Committee of the Board of Directors

This report is submitted by the Compensation Committee of the Board of Directors, which administered the Corporation’s executive compensation program during the fiscal year ended March 31, 2005. The Compensation Committee of the Board of Directors is currently comprised of Messrs. Egan and Hadzima. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the Corporation’s and Nasdaq’s director independence standards. The Compensation Committee met 4 times during the fiscal year ended March 31, 2005.

Compensation Committee Charter. A current copy of the Compensation Committee Charter is available at the Corporate Governance section of the Corporation’s website at http://www.netscout.com/investors/. Under the charter, the Compensation Committee’s duties include discharging the Board’s responsibilities relating to the compensation of the Corporation’s executives, administering the Corporation’s incentive compensation and stock plans, reviewing and making recommendations with respect to the Corporation’s benefit plans and human resource activities and producing an annual report on executive compensation for inclusion in the Corporation’s proxy statement in accordance with applicable rules and regulations. The Compensation Committee has established a regular schedule of review of each of its major areas of responsibility as set forth in the charter.

Overview and Philosophy. The Corporation uses its compensation program to achieve the following objectives:

•	To provide compensation that attracts, motivates and retains the best talent and highest caliber people to serve the Corporation’s customers and achieve its strategic objectives.

•	To align management’s interest with the success of the Corporation.

•	To align management’s interest with stockholders by including long-term equity incentives.

•	To increase profitability of the Corporation and, accordingly, increase stockholder value.

Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and, in the case of certain executive officers, annual incentive bonuses and long-term incentive awards in the form of stock option grants and other forms of equity incentive grants, such as restricted stock units. In addition, the compensation program is comprised of various benefits, including medical and insurance plans, the Corporation’s 401(k) Plan, and the 1999 Stock Option Plan and the 1999 Purchase Plan, which plans are generally available to all employees of the Corporation.

Base Salary. Compensation levels for each of the Corporation’s executive officers, including the Chief Executive Officer, are generally set within the range of salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Compensation Committee takes into account such factors as (i) the Corporation’s past financial performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Corporation’s long-term goals and strategies. Generally, salary decisions for the Corporation’s executive officers are made near the beginning of each fiscal year.

Fiscal year 2005 base salaries were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years and taking into account for each executive officer the amount of base salary as a component of total compensation. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation to each executive officer. Base salary levels for each of the Corporation’s executive officers, other than the Chief Executive Officer and Chairman of the Board, were also based upon evaluations and recommendations made by the Chief Executive Officer. Pursuant to their respective employment agreements with the Corporation, Anil K. Singhal, the Corporation’s Chief Executive Officer, and Narendra V. Popat, the Corporation’s Chairman of the Board, each receive an annual base salary of at least $250,000.

Incentive Compensation. The Compensation Committee determined the amount of incentive compensation paid to each of the executive officers in fiscal year 2005 based upon a consideration of a number of factors which it deemed relevant to the executive officer’s performance. These factors in fiscal year 2005 included (i) the Corporation’s financial performance in light of the tight spending controls by the Corporation’s customers and the Corporation’s strategy of continued investment in new product and sales infrastructure and (ii) certain non-financial performance factors deemed relevant to the job function of each of the executive officers.

Stock-Based Awards. The Compensation Committee periodically reviews the Corporation’s guidelines for stock based awards in comparison to the practices of other companies in the same industry. The Compensation Committee believes that long-term incentive compensation in the form of stock options, restricted stock units or other forms of stock-based awards helps to align the interests of management and stockholders and enables executives to develop long-term stock ownership in the Corporation. In addition to an executive’s past performance, the Corporation’s desire to retain an individual is of paramount importance in the determination of stock-based on grants. The Corporation has traditionally used stock options as the most common form of stock-based awards granted under the 1999 Stock Option Plan. However, due to new accounting pronouncements applicable to stock-based awards, the Corporation has begun to use and expects to continue to use restricted stock and/or restricted stock unit awards as the most common form of stock-based awards granted under the 1999 Stock Option Plan.

The Compensation Committee believes that the Corporation’s equity incentive program should be broad based. Accordingly, during the past three fiscal years, approximately 85% of the total number of all stock options granted by the Corporation were granted to employees below the Vice President level, and approximately 15% were granted to employees at the level of Vice President and above (a group including an average of 13 individuals). One hundred percent of current employees hold one or more stock option grants. The Corporation’s equity incentive program is a key element of the Corporation’s compensation program and its goal of attracting and retaining highly qualified individuals essential for the Corporation’s success. The Compensation Committee believes that these stock-based awards will help drive superior performance by these individuals, will contribute significantly to the Corporation’s future and will align the interests of employees and stockholders.

Options for Non-Executive Employees and Consultants. For administrative convenience the Board of Directors has established a Stock Option Committee, the sole member of which is currently Anil K. Singhal. The Stock Option Committee is responsible for granting stock-based awards to employees and consultants of the Corporation who are not executive officers or directors of the Corporation. The Stock Option Committee operates under guidelines established by the Board of Directors based upon recommendations of the Compensation Committee and reports all options granted at each regularly scheduled meeting of the Board of Directors.

Executive Officer Options. When establishing stock-based grant levels for executive officers, the Compensation Committee considers the existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current stock price. Options granted in fiscal year 2005 were granted at an exercise price per share equal to or greater than the fair market value of the common stock, as determined by the Compensation Committee. The Compensation Committee reviews stock-based grants to executive officers on an annual basis and considers the level of outstanding awards as a factor in its determinations with respect to overall compensation for each of the executive officers. For additional information regarding the grant of options, see the table under the section heading “Option Grants in Last Fiscal Year” above.

Other Benefits. The Corporation also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Corporation offers a stock purchase plan, under which employees may purchase common stock at a discount, and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Corporation also maintains insurance and other benefit plans for its employees.

Chief Executive Officer’s Compensation. In fiscal year 2005, the Corporation’s Chief Executive Officer, Anil K. Singhal, received salary compensation of $250,000 and a bonus of $112,750.

Tax Deductibility of Executive Compensation. In general, under Section 162(m) of the Code, the Corporation cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s present intention, for so long as it is consistent with its overall compensation objective, to structure executive compensation to minimize application of the deduction limitations of Section 162(m) of the Code.

Conclusion. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance, both financial and strategic, with the goal of increasing stockholder value over time.

Respectfully submitted by the Compensation Committee

Joseph G. Hadzima, Jr., Chairman

John R. Egan

Compensation Committee Interlocks and Insider Participation

Neither Mr. Egan nor Mr. Hadzima was, during the past fiscal year, an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries or had any relationship with the Corporation requiring disclosure herein. During the past fiscal year, none of the Corporation’s executive officers served as:

•	a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, of whose executive officers served on the Compensation Committee of the Corporation;

•	a director of another entity, one of whose executive officers served on the Compensation Committee of the Corporation; or

•	a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Corporation.

Compensation of Directors

Non-employee directors are compensated $12,500 annually for their services and also receive compensation of $1,500 for each regular Board of Directors meeting attended and $2,000 annually for serving on a committee of the Board of Directors. They are also reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or of any committee thereof. Non-employee directors are granted options to purchase 10,000 shares of common stock of the Corporation, which vest in one year, provided that during such year, such director attends at least 75% of the meetings of the Board and at least 75% of the meetings of any committee of the Board of which such director is a member. In the event that the foregoing attendance requirements are not met, the options will not become exercisable until the third anniversary of the date of grant.

Each new non-employee director is granted options to purchase 10,000 shares of common stock of the Corporation upon his or her initial election to the Board of Directors. Such options vest on the date of the next annual meeting of stockholders of the Corporation following the date of grant, provided that during the period between the date of grant and the date of such annual meeting of stockholders, such director attends at least 75% of the meetings of the Board and at least 75% of the meetings of any committee of the Board of which such director is a member. In the event that the foregoing attendance requirements are not met, the options will not become exercisable until the third anniversary of the date of grant. No director who is an employee of the Corporation will receive separate compensation for services rendered as a director.

Stock Performance Graph

The Stock Performance Graph set forth below compares the yearly change in the cumulative total stockholder return on the Corporation’s common stock during the period from the Corporation’s initial public offering on August 12, 1999 through March 31, 2005, with the cumulative total return of the Nasdaq Stock Market National Market Index (“Nasdaq National Market Index”) and the S&P Communications Equipment Index. The comparison assumes $100 was invested on August 12, 1999 in the Corporation’s common stock or on July 31, 1999 in the Nasdaq National Market Index and the S&P Communications Equipment Index and assumes reinvestment of dividends, if any. Prior to August 12, 1999, the Corporation’s common stock was not publicly traded. Comparative data is provided only for the period since that date.

The stock price performance shown on the graph below is not necessarily indicative of future price performance. Information used in the graph was obtained from Research Data Group, Inc., a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG NETSCOUT SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE S & P COMMUNICATIONS EQUIPMENT INDEX

*	$100 invested on 3/31/00 in stock or index—including reinvestment of dividends. Fiscal year ending March 31.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s directors, executive officers and holders of more than 10% of the Corporation’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Corporation. Such persons are required by regulations of the SEC to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended March 31, 2005 and written representations from certain Reporting Persons, the Corporation believes that all Section 16(a) filing requirements were complied with on a timely basis during the fiscal year ended March 31, 2005.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2006 Annual Meeting of Stockholders of the Corporation must be received at the Corporation’s principal executive office no later than the close of business on March 30, 2005. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to NetScout Systems, Inc., 310 Littleton Road, Westford, MA 01886, Attention: Secretary.

Under the Corporation’s by-laws, stockholders who wish to make a proposal at the 2006 Annual Meeting of Stockholders of the Corporation, other than one that will be included in the Corporation’s proxy materials, must notify the Corporation no earlier than the close of business on February 28, 2006 and no later than the close of business on March 30, 2006. If a stockholder who wishes to present a proposal fails to notify the Corporation by the close of business on March 30, 2006, the stockholder will not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Corporation’s by-laws, the proposal is brought before the annual meeting of stockholders, then under the proxy rules of the SEC, the proxies solicited by management with respect to the next annual meeting of stockholders will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the persons appointed as proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

AUDITORS FEES AND SERVICES

The following sets forth the aggregate fees billed to the Corporation by the Corporation’s independent registered public accounting firm during the fiscal years ended March 31, 2005 and 2004:

Audit Fees

Fees for audit services were approximately $797,000 and $328,000 for the fiscal years ended March 31, 2005 and 2004, respectively, including fees associated with the annual audit, the reviews of the Corporation’s quarterly reports on Form 10-Q, statutory audits required internationally, fees related to filings with the SEC and accounting consultations.

Audit-Related Fees

Fees for audit-related services were approximately $10,000 and $0 for the fiscal years ended March 31, 2005 and 2004, respectively, including fees associated with services related to internal control.

Tax Fees

Total fees for tax services were approximately $38,000 and $65,000 for the fiscal years ended March 31, 2005 and 2004, respectively, consisting of tax compliance and preparation fees, transfer price study fees and other tax advisory services.

All Other Fees

Total other fees were approximately $8,000 and $0 for the fiscal years ended March 31, 2005 and 2004, respectively, consisting of advisory services.

The Corporation’s Audit Committee has implemented procedures under the Corporation’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services provided to the Corporation are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of the Corporation’s independent registered public accounting firm for specific audit and non-audit services within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by the Corporation’s independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. All of the audit-related, tax and all other services provided by the Corporation’s independent registered public accounting firm to the Corporation in fiscal year 2005 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided in fiscal year 2005 were reviewed with the Audit Committee, which concluded that the provision of such services by the Corporation’s independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Corporation and, in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Corporation may retain a proxy solicitation firm to assist in the solicitation of proxies. The Corporation will bear all reasonable solicitation fees and expenses if such a proxy solicitation firm is retained.

Annex A

NETSCOUT SYSTEMS, INC.

(the “Corporation”)

Audit Committee Charter

A. PURPOSE AND SCOPE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by (1) reviewing and overseeing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission (“SEC”), the Corporation’s shareholders or to the general public, and (ii) the Corporation’s accounting policies, internal accounting controls, internal controls over financial reporting, auditing functions and financial reporting practices, (2) ensuring the independence of the independent auditor and thereby furthering the integrity of the Corporation’s financial reporting; and (3) establishing procedures designed to facilitate: (i) the receipt, retention and handling of complaints regarding disclosure controls and procedures, internal controls over financial reporting and accounting or auditing matters, (ii) the receipt of confidential, anonymous submissions by employees of the Corporation of concerns regarding questionable accounting or auditing matters and (iii) submission by employees or consultants of the Corporation performing internal audit functions of concerns regarding questionable accounting or internal auditing matters.

B. COMMITTEE STRUCTURE AND MEMBERSHIP

The Committee shall be comprised of a minimum of three directors as appointed by the Board, who shall meet the independence and audit committee composition requirements under the rules and regulations of The Nasdaq National Market and the rules and regulations promulgated by the SEC, as in effect from time to time, and each such director shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement at the time of appointment to the Committee. At least one member of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC (who may be the same person with the qualifications described in the preceding sentence.)

The members of the Committee shall be elected by the Board at the Board meeting following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Document Review

1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2. Review with representatives of management and representatives of the independent accounting firm the Corporation’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K.

After such review and discussion, the Committee shall recommend to the Board whether such audited financial statements should be published in the Corporation’s annual report on Form 10-K. The Committee shall also review the Corporation’s quarterly financial statements prior to their inclusion in the Corporation’s quarterly SEC filings on Form 10-Q. The Committee shall also review the disclosure relating to financial statement, accounting and auditing matters contained in the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Committee shall also instruct the Corporation’s management to disclose in its Form 10-K and annual proxy statement for each annual meeting of stockholders the approval by the Committee of any non-audit services performed by its independent accounting firm and to review the substance of such disclosure and the considerations relating to the compatibility of the performance of such services with the independence of the accounting firm.

3. Review with representatives of management and representatives of the independent accounting firm the financial information included in the quarterly earnings press release prior to its public release.

4. Take steps designed to insure that the independent accounting firm performs timely reviews of the Corporation’s interim financial statements prior to their inclusion in the Corporation’s quarterly reports on Form 10-Q.

Independent Accounting Firm

5. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any independent accounting firm engaged (including resolution of disagreements between management and the independent accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and indicate to such independent accounting firm that it must report directly to the Committee. Notwithstanding the foregoing, the Committee acknowledges that the independent accounting firm is ultimately accountable to the Board and the Committee, as representatives of the Corporation’s shareholders.

6. Approve, in advance or through an established pre-approval policy and procedure, all audit services and permissible non-audit services to be performed by the Corporation’s independent accounting firm, and the fees and other compensation to be paid to the independent accounting firm for such services.

7. On an annual basis, receive from the independent accounting firm a formal written statement on its independence identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board (“ISB”) Standard 1, as it may be modified or supplemented. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence and objectivity. The Committee shall determine if appropriate action needs to be taken to ensure independence of the independent accounting firm.

8. On a quarterly and annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61, as it may be modified or supplemented.

9. Meet with the independent accounting firm prior to the audit to review the scope and to approve the annual audit and attestation plans.

10. Evaluate the performance of the independent accounting firm against the annual audit and attestation plans.

11. In discussions with the independent accounting firm and management, review quarterly the quality and acceptability of the consistency and completeness of applying Corporate accounting principles, the evaluation of management’s judgments, accounting estimates and treatment of unusual items and the timing of recorded transactions.

12. Instruct the independent accounting firm that the Committee should be advised if there are any areas known to them that require special attention of the Committee.

Compliance

13. The Committee will review and discuss with management and the independent accounting firm the Corporation’s legal and ethical compliance, including any material fraud, in financial reporting.

14. The Committee will establish procedures for (i) the receipt, retention and handling of complaints regarding disclosure controls and procedures, internal controls over financial reporting, and accounting or auditing matters, (ii) confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters, and (iii) submission by employees or consultants of the Corporation performing internal audit functions of concerns regarding questionable accounting or internal auditing matters.

15. To the extent deemed necessary by the Committee, it shall have the authority to engage independent legal counsel and other advisors to carry out its duties. To the extent deemed necessary by the Committee, it shall have the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Corporation, including the investigation of any allegations that any officer or director of the Corporation, or any other person acting under the direction of such person, took any action to fraudulently influence, coerce, manipulate or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements misleading and, if such allegations prove to be correct, take or recommend to the Board appropriate disciplinary action.

Reporting

16. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the Committee to be included in the Corporation’s annual proxy statement for each annual meeting of stockholders.

Meetings

17. The Committee will meet on a regular basis and special meetings will be called as circumstances require. The Corporation’s Chief Financial Officer, Chief Accounting Officer and representatives of the independent accounting firm will normally be present at each meeting. On a regular basis, the Committee will also hold private sessions with the representatives of the independent accounting firm. Minutes of the meetings will be taken including notations as to what private sessions occur.

General

18. The Committee shall have the authority to direct the Corporation to provide appropriate funding, as determined by the Committee, for payment of compensation (i) to the independent accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation and (ii) to any advisors engaged by the Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate to carry out its duties.

19. The Committee will self assess whether it has complied with its membership requirements under the rules and regulations of The Nasdaq National Market and the SEC and whether this Audit Committee Charter requires updating or other modification.

20. The Committee will review and approve all related party transactions.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL 2.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

1. To elect two members to the Board of Directors to serve until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

FOR the nominees listed below

WITHHOLD AUTHORITY to vote for the nominees listed below

Nominees: (01) Narendra V. Popat; (02) Joseph G. Hadzima, Jr.

(To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2. To ratify the selection of the firm of Pricewaterhouse-Coopers LLP, independent registered public accounting firm, as auditors for the fiscal year ending March 31, 2006.

FOR AGAINST ABSTAIN

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature

Signature

Date

(Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign. Please read reverse side before signing.)

FOLD AND DETACH HERE

NETSCOUT SYSTEMS, INC.

Proxy for Annual Meeting of Stockholders

September 14, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anil K. Singhal, Narendra V. Popat and David P. Sommers, and each of them, proxies, with full power of substitution, to vote all shares of common stock of NetScout Systems, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, September 14, 2005, at 11:00 a.m., local time, at Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 28, 2005, a copy of which has been received by the undersigned.

SEE REVERSE SIDE

(Continued and to be marked, dated and signed on the other side.)

SEE REVERSE SIDE

FOLD AND DETACH HERE

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